Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Successful Closing of Common Stock Offering

Costa Mesa, Calif., November 9, 2009 -- Pacific Premier Bancorp, Inc.  (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank (the “Bank”),  announced today that it has closed the previously announced public offering of 4,615,385 shares of its common stock at $3.25 per share.  The Company received net proceeds from the offering of approximately $13.9 million, after underwriting discounts and commissions and estimated expenses.  The shares were sold in an underwritten public offering by Howe Barnes Hoefer & Arnett, Inc.  The Company has granted the underwriter a 30-day option to purchase up to an additional 692,307 shares of the Company’s common stock to cover over-allotments, if any.

The Company intends to use the net proceeds of the offering for general corporate purposes, including contributing additional capital to the Bank, and to support its ongoing and future anticipated growth, which may include opportunistic acquisitions of all or parts of other financial institutions, including FDIC-assisted transactions.

Steven R. Gardner, President and CEO stated, “I am extremely pleased with the success of this offering.  After evaluating the capital requirements needed to implement the Company's growth plans and taking into consideration the views of our shareholders, the Board of Directors elected to reduce the size of our capital raise.  This additional capital substantially improves our already healthy capital ratios and should enable us to take advantage of the opportunities in our markets.”

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus relating to the offering may be obtained by contacting Howe Barnes Hoefer & Arnett, 222 S. Riverside Plaza, 7th Floor, Chicago, IL 60606 or by calling toll-free 800-800-4693.

About Pacific Premier Bancorp, Inc.

The Company owns all of the capital stock of the Bank.  The Company provides business and consumer banking products to its customers through our six full-service depository branches in Southern California located in the cities of San Bernardino, Seal Beach, Huntington Beach, Los Alamitos, Costa Mesa and Newport Beach.  The Company's common stock is traded on the NASDAQ Global Stock Market under the symbol PPBI.

FORWARD-LOOKING COMMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements.  These risks and uncertainties include, but are not limited to, the following:  the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairments of securities held by us; the impact of current governmental efforts to restructure the U.S. financial regulatory system; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of the Company’s borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s Current Report on Form 8-K filed with the SEC on October 9, 2009 and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Pacific Premier Bancorp, Inc.

Steven R.  Gardner
President/CEO
714.431.4000

Kent J. Smith
Senior Vice President/CFO
714.431.4000